MACY’S, INC. ANNOUNCES PRICING OF DEBT TENDER OFFER
CINCINNATI -- December 17, 2019 -- Macy’s, Inc. (NYSE: M) today announced the pricing terms of the previously announced tender offer (the “Tender Offer”) of its wholly owned subsidiary, Macy’s Retail Holdings, Inc. (the “Company”), to purchase up to $525 million in aggregate principal amount (the “Maximum Tender Offer Amount”) of the outstanding debt securities identified in the Company’s Offer to Purchase dated December 3, 2019 (the “Offer to Purchase”) (collectively, the “Notes”). The terms and conditions of the Tender Offer are described in the Offer to Purchase, as amended by Macy’s, Inc.’s press release issued earlier today.
The total consideration to be paid in the Tender Offer for each series of Notes accepted for purchase was determined by reference to a fixed spread specified for such series of Notes over the yield (the “Reference Yield”) based on the bid-side price of the applicable U.S. Treasury Security, in each case as set forth in the table below (the “Total Tender Offer Consideration”). The Reference Yields (as determined pursuant to the Offer to Purchase) listed in the table below were determined at 10:00 a.m., New York City time, today, December 17, 2019, by the Dealer Managers (identified below). The Total Tender Offer Consideration for each series of Notes includes an early tender premium of $30.00 per $1,000 principal amount of Notes accepted for purchase by the Company.
The following table sets forth pricing information for the Tender Offer:

CUSIP Number	Title of Security	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)(1)	Total Tender Offer Consideration (1)(2)
55616XAK3	4.375% Senior Notes due 2023	1.50% U.S. Treasury due 11/30/2024	1.698%	145	$1,039.85
55616XAH0	2.875% Senior Notes due 2023	1.50% U.S. Treasury due 11/30/2024	1.698%	135	$994.80
55616XAF4	3.875% Senior Notes due 2022	1.625% U.S. Treasury due 11/15/2022	1.655%	90	$1,023.40
31410HAQ4	6.90% Senior Debentures due 2029	1.75% U.S. Treasury due 11/15/2029	1.875%	320	$1,133.71
55616XAC1	7.0% Senior Debentures due 2028	1.75% U.S. Treasury due 11/15/2029	1.875%	305	$1,137.94

(1)	Includes the early tender premium of $30.00 per $1,000 principal amount of Notes that are accepted for purchase.

(2)	Per $1,000 principal amount of the Notes that are accepted for purchase.
All payments for Notes tendered on or before 5:00 p.m., New York City time, on December 16, 2019 (the “Early Tender Date”) that are purchased by the Company will also include accrued and unpaid interest on the principal amount of Notes tendered and accepted for purchase from the last interest payment date applicable to the relevant series of Notes up to, but excluding, the early settlement date, which is currently expected to be December 18, 2019.
As a result of the Tender Offer, Macy’s, Inc. expects to record a pre-tax charge primarily related to the recognition of the tender premium and other costs of approximately $30 million in the fourth fiscal quarter of 2019. The pre-tax charge is excluded from guidance. By completing the Tender Offer, Macy’s, Inc.’s annualized interest expense savings is anticipated to be approximately $24 million. The 2019 interest expense benefit was contemplated in guidance.
Although the Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on December 31, 2019, because holders of Notes subject to the Tender Offer validly tendered and did not validly withdraw Notes on or before the Early Tender Date in an amount that exceeds the Maximum Tender Offer Amount, the Company does not expect to accept for purchase any tenders of Notes after the Early Tender Date.
BofA Securities, Inc., Credit Suisse Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are the Dealer Managers for the Tender Offer. D.F. King & Co., Inc. is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact BofA Securities, Inc. at (toll-free) (888) 292-0070 or collect at (980) 387-3907, Credit Suisse Securities (USA) LLC at (U.S. toll-free) (800) 820-1653, U.S. Bancorp Investments, Inc. at (U.S. toll-free) (877) 558-2607 and Wells Fargo Securities, LLC at (toll-free) (866) 309-6316. Requests for copies of the Offer to Purchase or questions regarding the tendering of Notes should be directed to D.F. King & Co., Inc. at (toll-free) (877) 864-5057, collect at (212) 269-5550 or by email to macys@dfking.com.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase, as amended by Macy’s, Inc.’s press release issued earlier today, and the information in this press release is qualified by reference to the Offer to Purchase, as amended. None of Macy’s or its affiliates, their respective boards of directors, the Dealer Managers, the Tender Agent, the Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither Macy’s nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.
Macy’s, Inc. is one of the nation’s premier retailers, with fiscal 2018 sales of $24.971 billion and approximately 130,000 employees. Macy’s, Inc. operates approximately 680 department stores under the nameplates Macy’s and Bloomingdale’s, and approximately 190 specialty stores that include Bloomingdale’s The Outlet, Bluemercury, and Macy’s Backstage. Macy’s, Inc. operates stores in 43 states, the District of Columbia, Guam and Puerto Rico, as well as macys.com, bloomingdales.com and bluemercury.com. Bloomingdale’s stores in Dubai and Kuwait are operated by Al Tayer Group LLC under license agreements. Macy’s, Inc. has corporate headquarters in Cincinnati, Ohio, and New York, New York.
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including the possible invalidity of the underlying beliefs and assumptions; the success of Macy’s operational decisions, such as product sourcing, merchandise mix and pricing, and marketing, and strategic initiatives, such as Growth stores, Backstage on-mall off-price business, and vendor direct expansion; general consumer-spending levels, including the impact of general economic conditions, consumer disposable income levels, consumer confidence levels, the availability, cost and level of consumer debt, the costs of basic necessities and other goods and the effects of the weather or natural disasters; competitive pressures from department and specialty stores, general merchandise stores, manufacturers’ outlets, off-price and discount stores, and all other retail channels, including the Internet, catalogs and television; Macy’s ability to remain competitive and relevant as consumers’ shopping behaviors migrate to other shopping channels and to maintain its brand and reputation; possible systems failures and/or security breaches, including any security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or company information, or the failure to comply with various laws applicable to Macy’s in the event of such a breach; the cost of employee benefits as well as attracting and retaining quality employees; transactions and strategy involving Macy’s real estate portfolio; the seasonal nature of Macy’s business; conditions to, or changes in the timing of, proposed transactions, and changes in expected synergies, cost savings and non-recurring charges; the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill; possible changes or developments in social, economic, business, industry, market, legal, and regulatory circumstances and conditions; possible actions taken or omitted to be taken by third parties, including customers, suppliers, business partners, competitors and legislative, regulatory, judicial and other governmental authorities and officials; changes in relationships with vendors and other product and service providers; currency, interest and exchange rates and other capital market, economic and geo-political conditions; unstable political conditions, civil unrest, terrorist activities and armed conflicts; the possible inability of Macy’s manufacturers or transporters to deliver products in a timely manner or meet Macy’s quality standards; Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional health pandemics, and regional political and economic conditions; duties, taxes, other charges and quotas on imports; and other factors identified in documents filed by Macy’s with the Securities and Exchange Commission. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contacts:

Media – Blair Rosenberg
646-429-6032
media@macys.com

Investors – Mike McGuire
513-579-7780
investors@macys.com